EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-90426 of Pinnacle Entertainment, Inc. filed on Form S-3 and Registration Statement Nos. 333-27501, 333-31065, 333-67155, 033-63793, 333-86223, 333-31162, 333-62378, 333-60616 and 333-107081 on Form S-8 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of Pinnacle Entertainment, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Pinnacle Entertainment, Inc.’s change in accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”) and relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pinnacle Entertainment, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 15, 2005